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                                                                    EXHIBIT 99.2


                              GARRA SCIENCES, INC.
                             JOINT VENTURE AGREEMENT

This GARRA SCIENCES INC. JOINT VENTURE AGREEMENT ("Agreement") is entered into as of the latest date set forth on the Signature Page hereof, by and between:

OPTIGENE-X, LLC ("Optigene"), a New Jersey limited liability company with its principal place of business located at 20 Avenue of the Common, Suite 202, Shrewsbury, New Jersey, 07702, and

CAMPAMED, LLC ("CampaMed"), a New Jersey limited liability company with its principal place of business located at 437 Madison Avenue, 39th floor, New York, NY, 10022, and

DB CAPITAL MANAGEMENT, INC. a Delaware corporation and wholly owned subsidiary of Digital Bridge, Inc., a Nevada corporation, (jointly "DB") whose principal place of business is located at 21436 North 20th Avenue, Phoenix, Arizona, 85027.

                                    RECITALS


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1. Optigene, by and through its employees, agents, and contractors, is in the business of researching, developing, manufacturing, and packaging a line of proprietary nutritional supplements which incorporate ingredients proven to assist in the reversal and/or slowing of the aging process.

2. CampaMed, by and through its employees, agents, and contractors, is in the business of researching, developing and manufacturing a line of proprietary nutritional supplements which incorporate ingredients proven to assist in the reversal and/or slowing of the aging process.

3. DB is an international business architect which creates sales distribution channels, marketing initiatives, and Internet enterprise solutions through a suite of applications and professional services.

   4. Optigene, CampaMed, and DB desire to work together in a joint venture to create and manage a new Corporation for the purpose of marketing, selling, and distributing the Optigene Product Line and the CampaMed Product Line throughout the world, to be called "Garra Sciences Inc." or such other name as the parties shall agree ("GSI").

   5. The parties enter into this Agreement to clearly set forth the resources and personnel to be contributed by each party to create, manage, and administer GSI, and to define each party's percentage of ownership of thereof.

      NOW, THEREFORE, in consideration of the mutual covenants and conditions as set forth herein, and other valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

                                   AGREEMENTS

SECTION 1. DEFINITIONS

1.1 DEFINITIONS: The parties agree that, for the purposes of this Agreement, and for so long as the Joint Venture established by this Agreement is in effect, the following words shall have the following meanings:

      (a) "OPTIGENE PRODUCT LINE" or "OPTIGENE PRODUCTS" refer to any and all nutritional supplement or other products presently manufactured or purchased by or for Optigene and/or any subsidiaries or affiliates thereof, including (but not limited to) those which incorporate multiple vitamin, mineral, and herbal supplements, digestive enzymes, electrolytes, antioxidants, cellular energy compounds, fatty acids, nucleic acids, amino acids, and any form of the C-Med 100 nutritional supplement, and any and all potential pharmaceutical applications associated therewith.

      (b) "CAMPAMED PRODUCT LINE" or "CAMPAMED PRODUCTS" refer to any and all nutritional supplement or other products presently manufactured or purchased by or for CampaMed and/or any subsidiaries or affiliates thereof, including (but not limited to) those which incorporate multiple vitamin, mineral, and herbal supplements, digestive enzymes, electrolytes, antioxidants, cellular energy compounds, fatty acids, nucleic acids, amino acids, and any form of the C-Med 100 nutritional supplement, and any and all potential pharmaceutical applications associated therewith.

      (c) "GSI" refers to the joint venture corporation to be created pursuant to this Agreement for the purpose of marketing, selling, and distributing Optigene Products and CampaMed Products throughout the United States and to all other markets throughout the world.

      (d) "LICENSE" refers to the exclusive and continual licenses that will be granted to GSI by Optigene and CampaMed, pursuant to separate Distribution and License agreements, to market, sell, and distribute the Optigene Product line and the CampaMed Product Line throughout the world.


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      (e)   "JOINT VENTURE" refers to the joint undertaking by Optigene,
            CampaMed, and DB to form GSI. "Joint Venture" does not refer to the form of the GSI business entity, which shall be a corporation or similar limited liability entity.

      (f) "FOUNDER'S STOCK" refers to shares of GSI common stock issued to Optigene, CampaMed, DB, and PlanetLinxs in consideration for their respective contributions to GSI, as set forth in Section 2.2 of this Agreement.

      (g) "CONFIDENTIAL INFORMATION" shall mean any information, not generally known in the trade or industry, which was obtained from the parties to this Agreement, or which was learned, discovered, developed, conceived, originated, or prepared during or as a result of any performance hereunder and which falls within the following general categories:

                  (i) information relating to trade secrets of the parties;

                  (ii) information relating to existing or contemplated products, services, technology, designs, computer systems, computer software and research, or developments of the parties;

                  (iii) information relating to business plans, sales or marketing methods, methods of doing business, customer lists, customer usages and/or requirements, names of sales representatives, and supplier information of the parties;

                  (iv) information relating to proprietary computer software not generally known to the public; and

                  (v) any other confidential information that the parties may wish to protect by patent, copyright, or by keeping such information secret and confidential.

      (h) "INTELLECTUAL PROPERTY" shall mean all: (i) software; (ii) hardware and designs therefor; (iii) all patent and inventor rights in the United States and other countries and applications therefor; (iv) all copyrights and all other literary property and author rights, whether or not copyrightable; (v) all know-how, whether or not protectible by patent, copyright, trade secret or other intellectual property right, and (vi) all materials incorporating, embodying, or representing any of the intellectual property, including computer tape(s) and disks, printouts, notebooks, and other documentation belonging to either party to this Agreement.

      (i) "ANCILLARY AGREEMENTS" shall mean the License Agreement, the Optigene Exclusive Distribution Agreement, the CampaMed Exclusive Distribution Agreement, and the Development, Maintenance, and Management Agreement, and such other documents as the parties, in their mutual discretion, may deem necessary.


SECTION 2.     THE GSI CORPORATION

2.1 FORMATION OF CORPORATION: Within ninety (90) days following the execution of this Agreement, the parties shall establish a corporation called "Garra Sciences, Inc." (or such other name to which the parties shall mutually agree), which shall be a general purpose corporation whose business model is dedicated to the marketing, sale, and international distribution of both the Optigene Product Line and the CampaMed Product Line. Within the time frame set forth above, the parties shall execute any and all (i) documents necessary to register GSI as a corporation with the proper governmental offices in the jurisdiction of its incorporation (which the parties currently contemplate to be the State of Delaware), and, (ii) subject to the terms and conditions of section 9.1, the parties shall enter into the Ancillary Agreements. As set forth in Section 5 hereof, GSI shall be ultimately responsible for the costs associated with the establishment of GSI, including legal, administrative, and filing costs. Each party shall contribute to the initial capitalization and property of GSI as set forth in this Agreement. It is further understood and agreed that all terms and conditions set forth herein pertaining to the organization and capital structure of GSI shall be incorporated into


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      the articles, bylaws, and/or shareholders' agreements governing the operation of GSI, as appropriate, as well as the Ancillary Agreements.

      (a) ORGANIZATIONAL STRUCTURE: GSI shall be controlled by a Board of Directors to be initially comprised of two (2) representatives appointed by Optigene, two (2) representatives appointed by CampaMed, two (2) representatives appointed by DB, and one (1) unaffiliated representative to be agreed to by the parties. It is understood and agreed that GSI may grant additional Board seats to persons appointed by outside investors; provided, however, that Board seats shall be staggered in odd numbers up to the maximum number of Board seats allowable in accordance with the corporate bylaws, which shall also set forth a reasonable term for the Director position. The parties further agree that any decision of the Board of Directors must be approved by at least 75% of the Directors.

            (i) DIRECTOR VETO: It is understood and agreed that the representatives appointed by CampaMed to the GSI Board of Directors shall jointly have the power to veto any decision undertaken by the Board as a whole that pertains to the distribution or sale of CampaMed products by or through GSI or any distribution contract between CampaMed and a third party that is assigned to or assumed by GSI pursuant to this Agreement.

      (b) COMMITTEES: In addition to any other committees it may establish, the Board of Directors shall establish a Product Distribution Committee, a Product Review Committee, a Finance Committee an Audit Committee, and a Scientific Advisory Committee. All persons serving on such committees shall: (1) do so voluntarily; (2) shall not be compensated in connection with such service; and (3) shall be reimbursed for expenses in connection with such service only upon the prior approval of the GSI CFO. The duties of each Committee are as set forth herein, or otherwise to be defined by the Board.

            (i) PRODUCT DISTRIBUTION COMMITTEE: The Product Distribution Committee shall plan, establish, and refine the distribution plan for the Optigene Product Line and the CampaMed Product Line. The Product Distribution Committee shall be comprised of three (3) individuals, with one appointed by each party. The Committee shall meet every three (3) months, and after each meeting shall provide a report to the Board of Directors detailing the following: (1) the current status of Product sales distribution; (2) a revised timeline for future sales and distribution; (3) product planning suggestions; and (4) any other matter discussed in the Product Distribution Committee meeting. The Product Distribution Committee shall be further responsible for implementing the decisions reached thereby at any Committee meeting.

            (ii) PRODUCT REVIEW COMMITTEE: The Product Review Committee shall review the Optigene Product Line and the CampaMed Product Line and shall make suggested changes so as to increase overall sales. In addition, the Product Review Committee shall review all medical research reports and testimonials concerning Optigene Products and CampaMed Products and the components thereof, and shall discuss the inclusion of outside medical advisors for any Medical Advisory Committee established by the Board of Directors. The Product Review Committee shall be comprised of three (3) individuals, with one appointed by each party. The Committee shall meet every three (3) months, and after each meeting shall provide a report to the Board of Directors detailing the following: (1) suggested changes to the Optigene Product Line or CampaMed Product Line, if any, and the reasons behind such suggestions; and (2) any other matter discussed in the Product Review Committee meeting. The Product Review Committee shall be further responsible for implementing the decisions reached thereby at any Committee meeting.

            (iii) FINANCE COMMITTEE: The Finance Committee shall review all existing and proposed capital expenditures and make long and short term recommendations with regard to GSI capital requirements. The Finance Committee shall be comprised of three (3) individuals, with one appointed by each party. The Committee shall meet every three (3) months, and after each meeting shall provide a report to the Board of Directors detailing its recommendations with regard to capital expenditures and requirements. The Finance Committee shall be further responsible for implementing the decisions reached thereby at any Committee meeting.


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            (iv)  AUDIT COMMITTEE: The Audit Committee shall oversee the auditing of GSI's financial records, and shall work with any internal or external auditor to ensure the proper and accurate auditing of corporate records. The Audit Committee shall meet on an as needed basis. The Audit Committee shall be further responsible for implementing the decisions reached thereby at any Committee meeting.

            (v) SCIENTIFIC ADVISORY COMMITTEE: The Scientific Advisory Committee shall review the scientific program being carried out by CampaMed and Optigene to support their respective product developments as licensed by GSI. The goals outlined by the Product Review Committee will be evaluated against the research programs to be conducted by CampaMed and Optigene to ensure optimization and cost-effective support for the market development of GSI licensed products. The Scientific Advisory Committee shall be comprised of three (3) individuals, with one appointed by each party. The Committee shall meet every three (3) months, and after each meeting shall provide a report to the Board of Directors detailing its recommendations, which may include additional research projects.

      (c) CAPITAL STRUCTURE: The GSI corporation shall be authorized to issue a minimum of One Hundred Million (100,000,000) common (voting) shares, Five Million (5,000,000) Series "A" preferred (nonvoting) shares, at .001 par value, and One Thousand (1,000) Series "B" preferred (nonvoting) shares. Common shares and Series "B" preferred shares shall be distributed to each party as founders' stock in accordance with the equity distribution set forth in Section 2.2 hereof. The disposition of any remaining shares shall be subject to the will of the Board of Directors and in accordance with applicable state law.

            (i) CAPITAL CONTRIBUTIONS: As set forth in Sections 3, 4, and 5 below, the parties shall make significant contributions to the initial capitalization of GSI. The parties shall receive the percentage of stock ownership set forth in Section 2.2 hereof in consideration for these contributions.

            (ii) DIVIDENDS: The Board of Directors shall have the discretion to authorize dividends to holders of common and/or preferred stock at such intervals as may be determined by the Board in the best business judgment of its members.

      (d) BUSINESS PLAN: DB shall prepare a comprehensive Business Plan for GSI in accordance with Section 5 hereof. The GSI Business Plan shall serve as a guide for the Board of Directors for planning the overall strategic direction of GSI. However, the parties understand and agree that the Board of Directors shall not be required to follow the Business Plan if their best business judgment dictates otherwise.

      (e) INSURANCE: As soon as practicable following the formation of GSI, the Board of Directors shall obtain D&O, Product Liability, and any other insurance policies applicable to the business of GSI.

      (f) DIRECTOR DECISIONS: Notwithstanding the percentage of share ownership of GSI, the following specific matters shall be subject to the unanimous approval of the directors: (i) undertaking steps to make GSI a public company; (ii) amending the articles of incorporation; (iii) the sale or transfer of all or substantially all of the corporate assets; (iv) mergers; (v) consolidations; (vi) voluntary dissolution; (vii) capital contributions; (viii) capital distributions; and (ix) any change, alteration, or adjustment in and to the licensing rights granted to GSI.

2.2 FOUNDERS STOCK DISTRIBUTION: Founders Stock shall be distributed to the parties in accordance with the following:

      (a) TO OPTIGENE: Following execution of this Agreement and the incorporation of GSI, Optigene shall be issued an amount of Founders Stock equivalent to thirty five percent (35%) of the initial issued and outstanding stock of the GSI corporation. When so issued to Optigene, the Founders Stock shall be considered fully paid and nonassessable, and shall be represented by a certificate or certificates issued in accordance with Optigene's


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            instructions and duly authorized by the GSI Board of Directors. All
            Founders Stock shall be subject to the antidilution protection set forth in Section 2.3.

      (b) TO CAMPAMED: Following execution of this Agreement and the incorporation of GSI, CampaMed shall be issued an amount of Founders Stock equivalent to thirty percent (30%) of the initial issued and outstanding stock of the GSI corporation. When so issued to CampaMed, the Founders Stock shall be considered fully paid and nonassessable, and shall be represented by a certificate or certificates issued in accordance with CampaMed's instructions and duly authorized by the GSI Board of Directors. All Founders Stock shall be subject to the antidilution protection set forth in Section 2.3.

      (c) TO DB: Following execution of this Agreement and the incorporation of GSI, DB shall be issued an amount of Founders Stock equivalent to thirty two percent (32%) of the initial issued and outstanding stock of the GSI corporation. When so issued to DB, the Founders Stock shall be considered fully paid and nonassessable, and shall be represented by a certificate or certificates issued in accordance with DB's instructions and duly authorized by the GSI Board of Directors. All Founders Stock shall be subject to the antidilution protection set forth in Section 2.3.

      (d) TO PLANETLINXS: Following execution of this Agreement and the incorporation of GSI, PlanetLinxs International, Inc., a BVI corporation, shall be issued an amount of Founders Stock equivalent to three percent (3%) of the initial issued and outstanding stock of the GSI corporation in consideration for the services provided by PlanetLinxs in connection with the organization of the GSI Joint Venture. When so issued to PlanetLinxs, the Founders Stock shall be considered fully paid and nonassessable, and shall be represented by a certificate or certificates issued in accordance with PlanetLinxs' instructions and duly authorized by the GSI Board of Directors. All Founders Stock shall be subject to the antidilution protection set forth in Section 2.3.

2.3 ANTIDILUTION OF FOUNDERS STOCK: The Founders Stock issued to the parties in accordance with this Agreement shall be subject to antidilution protection, such that the actual amount of common shares issued to the parties may increase from time to time throughout the term of this Agreement to account for additional common stock issuances to third parties. Notwithstanding the foregoing, the parties recognize the need for dilution to account for equity issuance to third party investors.

      (a) EQUAL DILUTION: The parties agree that they shall share in any dilutive effects caused by additional stock issuances to third parties equally, such that each parties' equity interest is subject to the same percentage of dilution as the other party, and their relative equity stake remains constant.

      (b) MAXIMUM DILUTION: Unless the parties otherwise agree, at no time during the term of the joint venture shall the parties' combined equity interest in GSI fall below Fifty One percent (51%) as a result of dilution. GSI shall issue additional stock to each party to maintain the minimum equity stake in accordance with this antidilution provision on a quarterly basis, at the commencement of each calendar quarter

2.4 DAY-TO-DAY MANAGEMENT: The Parties understand and agree that DB shall handle the company's day-to-day business operations under the guidance of the Board of Directors, and that overall strategic direction shall be undertaken by the Board of Directors.

2.5 SALE OF PRODUCTS: GSI shall have the right to market, sell, and distribute Products created, developed, and/or manufactured by or for Optigene and CampaMed, which right is granted pursuant to the Licenses contemplated in
      Section 3.1 and 4.1 of this Agreement.


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SECTION 3. RESPONSIBILITIES OF OPTIGENE

3.1 LICENSE TO DISTRIBUTE OPTIGENE PRODUCT LINE: Upon formation of GSI and the fulfillment of all initial obligations of the parties hereto, and upon the satisfaction of all conditions set forth in Section 9.1 below, Optigene shall enter into a License Agreement, under terms which are mutually satisfactory to the parties hereto, to grant to GSI an exclusive, continual, and worldwide License to market, sell, and distribute any and all elements constituting the Optigene Product Line throughout the United States and all other markets throughout the world.

      (a) OPTION TO PURCHASE NEW PRODUCTS: The exclusive rights granted to GSI pursuant to this Agreement shall extend to any and all new Products developed by Optigene for so long as Optigene is a participant in the Joint Venture. GSI shall have the right of first refusal to purchase and distribute any and all new products on an exclusive basis.

3.2   EXCLUSIVE DISTRIBUTION AGREEMENT/PRODUCT DELIVERY: As contemplated in
      Section 9.1, the Parties shall negotiate in good faith the terms of an Exclusive Distribution Agreement between GSI and Optigene, which shall provide for the sale, purchase, and delivery of all Optigene Products required by GSI.

      (a) FIXED PRICE GUARANTEE: The Optigene Exclusive Distribution Agreement shall set forth a fixed price for the Optigene Product Line that is equal to the direct cost of manufacturing and packaging plus a profit margin of thirty percent (30%). The Product prices established by the Exclusive Distribution Agreement shall be effective for a period of twelve (12) months, after which the prices shall be subject to a reasonable rate of increase to be agreed to by the parties, as detailed in the Executive Distribution Agreement.

            (i) AUDITS: Upon the advance written request of the GSI Board of Directors, Optigene shall provide GSI with an audited financial statement of Optigene's finances for the preceding year. Such audited financial statement shall be prepared at GSI's expense. In addition, during ordinary business hours, GSI's representatives shall have the right, with reasonable prior notice, to inspect Optigene's books and records as they pertain to this Agreement.

      (b) MINIMUM PURCHASE GUARANTEE: The Optigene Exclusive Distribution Agreement shall set forth a minimum of $4.44 million worth of Optigene Product units to be purchased by GSI on an annual basis. The minimum purchase guarantee shall be effective for a period of two (2) years, after which period the minimum purchase amount may be adjusted as agreed to by the parties.

      (c) PAYMENT METHOD: The Optigene Exclusive Distribution Agreement shall provide for payment to Optigene within thirty days after delivery of any products. Any payment not made within sixty (60) days following delivery shall constitute a material breach of this Agreement.

3.3 ASSIGNMENT OF EXISTING SALES AGREEMENTS: Upon the formation of GSI and the satisfaction of all conditions set forth in Section 9.1, Optigene shall assign any and all existing and/or contemplated sales contracts for the sale of Optigene Products to GSI for fulfillment irrespective of the date of execution of such contract, in accordance with the intent and purpose of the exclusive License granted herein. Following the execution of this Agreement, Optigene shall refer all future sales inquiries to GSI.


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3.4   SUPPORT AND TRAINING: Upon the formation of GSI and the satisfaction of all conditions set forth in Section 9.1, Optigene shall enter into an agreement to provide support and training in certain minimum amounts as GSI may, from time to time request. The nature and extent of any required support and/or training shall be mutually agreed upon between the parties as required, and shall be provided at the sole expense of GSI. Optigene shall provide GSI employees with support and training in the benefits, use, and operation of the Products that comprise the Optigene Product Line.

3.5 RESEARCH AND DEVELOPMENT: Throughout the term of the Joint Venture, Optigene shall engage in research, development, and enhancement of the Optigene Product Line on a continual basis to ensure that the Products keep pace with the latest scientific advancements and remain competitive.

      (a) DEFENSE OF PATENTS: Optigene shall be responsible for defending any and all challenges to Optigene patents, copyrights, or other intellectual property rights pursuant to the indemnification provisions of this Agreement.

      (b) R&D BUDGET: Optigene shall establish an internal budget for research and development, and may request additional funding grants from the GSI Board of Directors for specific R&D purposes.

3.6 NO LIMITATION ON OTHER OPTIGENE BUSINESS: This Agreement shall in no way limit Optigene's right to conduct its business as a designer and manufacturer of lifespan enhancing nutritional supplements, or to establish anti-aging centers or an anti-aging e-learning company.


SECTION 4. RESPONSIBILITIES OF CAMPAMED

4.1 LICENSE TO DISTRIBUTE CAMPAMED PRODUCT LINE: Upon formation of GSI and the fulfillment of all initial obligations of the parties hereto, and upon the satisfaction of all conditions set forth in Section 9.1 below, CampaMed shall enter into a License Agreement, under terms which are mutually satisfactory to the parties hereto, to grant to GSI an exclusive, continual, and worldwide License to market, sell, and distribute those elements constituting the CampaMed Product Line throughout the United States and all other markets throughout the world, on such terms as are mutually acceptable to both parties.

      (a) OPTION TO PURCHASE NEW PRODUCTS: The exclusive rights granted to GSI pursuant to this Agreement shall extend to any and all new Products developed by CampaMed for so long as CampaMed is a participant in the Joint Venture. GSI shall have the right of first refusal to purchase and distribute any and all new products on an exclusive basis.

4.2   EXCLUSIVE DISTRIBUTION AGREEMENT/PRODUCT DELIVERY: As contemplated in
      Section 9.1, the Parties shall negotiate in good faith the terms of an Exclusive Distribution Agreement between GSI and CampaMed, which shall provide for the sale, purchase, and delivery of all CampaMed Products required by GSI.

      (a) FIXED PRICE GUARANTEE: The CampaMed Exclusive Distribution Agreement shall set forth a fixed price for the CampaMed Product Line as follows: (1) C-Med 100 = $160/kilo; (2) Nicoplex = $35/kilo; (3) Thiol Test = $22/test (subject to reduction pending automation); (4) C-Med NZ = price to be agreed upon. The Product prices established by the Exclusive Distribution Agreement shall be effective for a period of two (2) years, after which the prices shall be subject to a reasonable rate of increase to be agreed to by the parties, as detailed in the Executive Distribution Agreement.

            (i) AUDITS: Upon the advance written request of the GSI Board of Directors, CampaMed shall provide GSI with an audited financial statement of CampaMed's finances for


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                  the preceding year. Such audited financial statement shall be prepared at GSI's expense. In addition, during ordinary business hours, GSI's representatives shall have the right, with reasonable prior notice, to inspect CampaMed's books and records as they pertain to this Agreement.

      (b) MINIMUM PURCHASE GUARANTEE: The CampaMed Exclusive Distribution Agreement shall set forth a minimum of $1.5 million worth of CampaMed Product units to be purchased by GSI on an annual basis. The minimum purchase guarantee shall be effective for a period of twelve (12) months, after which period the minimum purchase amount may be adjusted as agreed to by the parties.

      (c) PAYMENT METHOD: The CampaMed Exclusive Distribution Agreement shall provide for payment to CampaMed within thirty days after delivery of any products. Any payment not made within sixty (60) days following delivery shall constitute a material breach of this Agreement.

4.3 ASSUMPTION OF EXISTING SALES AGREEMENTS: Upon the formation of GSI and the satisfaction of all conditions set forth in Section 9.1, GSI shall assume the obligations, liabilities, and benefits of CampaMed's existing and/or contemplated contracts for the sale or distribution of CampaMed's C-Med 100 Product (subject to the provisions set forth in such contracts), irrespective of the date of execution of such contract, in accordance with the intent and purpose of the exclusive License granted herein. In addition, GSI shall assume all other contracts for the sale or distribution of other elements of the CampaMed Product Line as soon as those markets are deemed serviceable by GSI as determined by the Board of Directors (such assumption not to be unreasonably withheld, provided, however that such agreements are, in fact assignable or assumable in accordance with their terms). Following the execution of this Agreement, CampaMed shall inform GSI of all future sales inquiries.

4.4 SUPPORT AND TRAINING: Upon the formation of GSI and the satisfaction of all conditions set forth in section 9.1, CampaMed shall enter into an agreement to provide support and training in certain minimum amounts as GSI may, from time to time request. The nature and extent of any required support and/or training shall be mutually agreed upon between the parties as required, and shall be provided at the sole expense of GSI. CampaMed shall provide GSI employees with support and training in the benefits, use, and operation of the Products that comprise the CampaMed Product Line.

4.5 RESEARCH AND DEVELOPMENT: Throughout the term of the Joint Venture, CampaMed shall engage in research, development, and enhancement of the CampaMed Product Line on a continual basis to ensure that the Products keep pace with the latest scientific advancements and remain competitive.

      (a) DEFENSE OF PATENTS: CampaMed shall be responsible for defending any and all challenges to CampaMed patents, copyrights, or other intellectual property rights pursuant to the indemnification provisions of this Agreement.

      (b) R&D BUDGET: CampaMed shall establish an internal budget for research and development, and may request additional funding grants from the GSI Board of Directors for specific R&D purposes.

4.6 NO LIMITATION ON OTHER CAMPAMED BUSINESS: This Agreement shall in no way limit CampaMed's right to conduct its business as a designer and manufacturer of lifespan enhancing nutritional supplements.


SECTION 5. RESPONSIBILITIES OF DB

5.1 CAPITAL CONTRIBUTION: Following the execution of this Agreement, DB shall offer investors a total of one million (1,000,000) shares of Digital Bridge, Inc. Series "A" Convertible Preferred Stock at a price of $5.00 per share (or such other rate as market conditions permit, in sole discretion of DB) for the purpose of capitalizing GSI. Each share of Convertible Preferred Stock shall be convertible to one share of GSI common stock, or a number of DB common shares, at the discretion of the Investor.

      (a) AMOUNT AND TIME OF ANTICIPATED CAPITAL CONTRIBUTION: DB contemplates raising up to $5 million within ninety (90) days following the closing of this Agreement as follows:

            (i) Up to $200,000 within forty-five (45) days following the execution of this Agreement. The amount raised within the initial forty-five (45) day period shall establish an overall initial valuation for GSI;

            (ii) Up to $5 million within ninety (90) days following the execution of this Agreement (including all amounts previously infused);

            (iii) DB shall be responsible for raising all funds necessary to conduct GSI business operations and expansion in all future financing rounds. It is understood and agreed that DB shall undertake its best efforts in connection with such future fundraising efforts, with no guarantee of complete or partial success.

      (b) USE OF PROCEEDS: The Parties agree that all proceeds raised for or on behalf of GSI (less cost of sales) shall be placed in escrow to be utilized for the initial capitalization and to further the business of GSI. The Parties hereby agree that the initial funds shall be utilized as follows:

            (i) The sum of $1,110,000 shall be forwarded to Optigene towards the purchase of Optigene products pursuant under the cost plus 30% pricing structure established in Section 3.2(a) of this Agreement. The parties further agree that GSI shall pay Optigene the sum of $1,110,000 on a quarterly basis commencing 90 days following the initial payment referenced in this subsection, which payments shall apply towards the minimum purchase guarantee referenced in Section 3.2(b) of this Agreement. GSI may order additional Products at any time.

            (ii) The sum of $1,000,000 shall be forwarded to CampaMed towards the purchase of CampaMed products pursuant under the pricing structure established in Section 4.2(a) of this Agreement and set forth in the Exclusive Distribution Agreement. The parties further agree that GSI shall pay CampaMed the sum of $375,000 on a quarterly basis commencing 270 days following the initial payment of the first year referenced in this subsection, which payments shall apply towards the minimum purchase guarantee referenced in Section 3.2(b) of this Agreement. GSI may order additional Products at any time.

            (iii) The sum of $350,000 shall be forwarded to DB towards the establishment of the GSI Online Service as set forth in
                  Section 5.5 of this Agreement, with $200,000 payable to DB immediately, and $150,000 payable upon completion of the GSI Online Service. In addition, initial payment shall be made to DB for the management, personnel, facilities, and other services being provided to GSI by DB on a monthly basis, which payment shall be made to DB on a monthly basis following receipt of the initial payment.

            (iv) Each party shall submit to GSI all costs incurred by each party that are directly associated with the establishment of the GSI Joint Venture (together with any receipts associated therewith), which costs shall be repaid by GSI from the initial funds in an amount not to exceed $200,000 for each Party.

            (v) All additional funds shall be applied toward the sale and marketing of the Optigene and CampaMed product lines.


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
5.2 FACILITIES AND EQUIPMENT: Upon the formation of GSI and the satisfaction of all conditions set forth in section 9.1, DB shall enter into an agreement, upon terms mutually acceptable to all parties hereto, to provide to GSI, for a period of two (2) years, (the "Startup Period"), office facilities, communications equipment, computer equipment, utilities, and any other equipment or facilities necessary to carry out the expressed business purpose of the GSI corporation as set forth in this Agreement and the Ancillary Agreements. Such facilities and equipment shall be detailed in a Development, Maintenance, and Management Agreement to be executed by DB and GSI, the terms of which shall be negotiated in good faith by the Parties as set forth in Section 10.1. All facilities and equipment shall be provided at GSI's sole expense, but not to exceed DB's actual cost, during the course of the Startup Period. Within ninety (90) days prior to the expiration of the Startup Period, DB and GSI shall commence discussions on and thereafter agree to the future disposition of the facilities and equipment (i.e., the sale and/or lease thereof).

5.3 PERSONNEL: The Development, Maintenance, and Management Agreement shall also require DB to provide GSI with the management, accounting, sales, marketing, and technical personnel necessary to carry out the expressed business purpose of the corporation as set forth in this Agreement and the exhibits thereto. GSI shall be solely responsible for the payroll, taxes and benefits of all DB contractors and employees utilized by the GSI corporation during the Startup Period, the details of which shall be set forth and agreed upon in the Development, Maintenance, and Management Agreement. The cost to GSI shall not exceed DB's actual cost. Within ninety (90) days prior to the expiration of the Startup Period, DB and GSI shall commence discussions for the future disposition of the DB personnel then being utilized by GSI. The personnel provided by DB for the joint venture shall be responsible for the following management services:

      (a) INCORPORATION OF GSI: Within ninety (90) days following the execution of this Agreement, DB shall draft or have drafted all documents necessary to incorporate GSI in a jurisdiction advantageous to its operations. Copies of all incorporation and organization documents shall be submitted to Optigene, CampaMed, and DB for examination and approval in advance of filing. Following approval of the form of the documents, DB and its legal counsel shall take all steps necessary to file the documents in the appropriate jurisdiction and commence the legal existence of the GSI corporation. Immediately following the successful incorporation of GSI, stock certificates or other indicia of ownership shall be issued to Optigene, CampaMed, DB, and PlanetLinxs representing their respective ownership of the issued shares of GSI as set forth in
            Section 2 of this Agreement. GSI shall be responsible for payment of all costs necessary to establish the GSI corporation, and shall reimburse DB for any such costs incurred.

      (b) PROMOTION OF ONLINE SERVICE: DB shall be primarily responsible for publicizing and promoting the GSI Online Service to potential users, and shall employ any and all reasonable means to attract and bring users to the GSI Online Service, including (but not limited to) advertising campaigns in print, radio, and televised media, and other promotional efforts.

            (i) PROMOTIONAL PLAN: DB, together with the GSI Board of Directors, shall establish a promotional plan to guide its promotional and advertising efforts for the GSI Online Service, and shall coordinate its promotional efforts with the other parties.

      (c) BUSINESS CASE ANALYSIS AND IMPLEMENTATION SERVICES: DB shall create a detailed business plan, which shall include a detailed Executive Summary, technology assessment, market analysis, marketing plan, financial pro-formas, and other matters normally associated with sophisticated business plans.

      (d) DEVELOPMENT OF CORPORATE STRATEGY: DB shall develop the core components and structure of a corporate strategy for GSI through focused collaborative strategy meetings with the GSI Board of Directors. Elements of the corporate strategy shall be incorporated into the business plan and


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
            investment presentations. Elements of the recommended corporate strategy to be delivered by DB are as follows:

            (i) COMPETITIVE ANALYSIS: DB shall identify key competitors, competing products, and competitors' market focus and market share. DB shall also develop a competitor matrix and identify GSI's core competencies in light of the competitive analysis.

            (ii) EVALUATION OF MARKET POTENTIAL: DB shall develop a comprehensive definition of GSI's current target market, assess future market growth by geographical region and industry, and identify potential strategic alliances and partners.

            (iii) FINANCIAL ANALYSIS AND VALUATION: DB shall determine GSI's current financial requirements and prepare financial projections for a minimum of three (3) years. Further, DB shall evaluate GSI's funding requirements over time in the context of its long-term market goals.

      (e) JOINT VENTURE AND STRATEGIC ALLIANCE ANALYSIS SERVICES: DB shall utilize its extensive industry network connections to seek out and negotiate joint ventures and strategic alliances (in accordance with the corporate strategy) so as to rapidly increase the market presence and overall revenue potential of GSI.

      (f) ACCOUNTING, BOOKKEEPING, AND FINANCIAL SERVICES: DB shall provide GSI with any and all required accounting, bookkeeping, and similar financial services. DB shall provide the required services in accordance with GAAP, and shall provide financial reports to the Board of Directors in accordance with a schedule to be established thereby. DB shall also arrange for and coordinate, in conjunction with GSI's audit committee, GSI's annual audit.

      (g) INVESTMENT PRESENTATION PREPARATION SERVICES: DB shall prepare investment presentations, including computer slide presentations, Internet flash presentations, and written materials tailored to specific investor groups on a continual basis throughout the term of this Agreement.

      (h) BUSINESS DOCUMENT PREPARATION SERVICES: DB shall provide GSI with any and all business contracts required by GSI to conduct its business throughout the term of this Agreement (i.e., Letters of Intent, Joint Venture Agreements, Sales Distribution Agreements, Service Agreements, Subscription Agreements, licenses, etc.). DB shall draft and present all such documents following consultation with GSI executive management concerning the nature of the business arrangement that is the subject of the document.

      (i) CORPORATE BRANDING SERVICES: DB shall create logos, slogans, and other trademarks and servicemarks on behalf of GSI. It is understood and agreed that all trademarks and servicemarks created by DB for GSI in accordance with this Agreement shall become the intellectual property of GSI once selected.

      (j) MARKETING MATERIALS: DB, together with Optigene, shall be responsible for the creation of all outbound marketing materials (one-sheets, business cards, collateral packages, b2b program sendouts, etc.) on behalf of GSI.

      (k) MARKETING CAMPAIGN: Following identification and clarification of the corporate position and strategy, DB, in cooperation with Optigene, shall devise a strategy for broadcasting and target marketing GSI as a company and a product. It is understood and agreed that this process may involve certain outside parties, including those who conduct surveys, publish demographic information or otherwise assist DB in providing services that are not inherently part of DB operations.

5.4 FULLY FUNCTIONAL E-COMMERCE WEB SITE: The Development, Maintenance, and Management Agreement shall also provide for the design, development, construction, hosting and operation of a fully functional e-commerce Internet site for the purpose of promoting,


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
      selling, and distributing the Optigene Product Line and the CampaMed Product Line on behalf of GSI (the "GSI Online Service"). The GSI Online Service shall be designed, created, and maintained in accordance with the Development and Maintenance Agreement, with all costs to be borne by GSI.

5.5 NO LIMITATION ON OTHER DB BUSINESS: This Agreement shall in no way limit DB from conducting any aspect of its business.


SECTION 6. REVENUES AND BUSINESS RELATIONSHIPS

6.1 REVENUES: The parties anticipate reinvesting all GSI revenues received during the two years following organization into GSI so as to grow the business as rapidly as possible, except for commissions payable upon receipt of sublicense fees.

6.2 BUSINESS AGREEMENTS: Upon the formation of GSI and the satisfaction of all conditions set forth in section 9.1, the parties hereto shall enter into the Ancillary Agreements on terms which are satisfactory to all parties hereto.


SECTION 7. REPRESENTATIONS AND WARRANTIES

7.1 BY OPTIGENE: Optigene hereby represents and warrants that: (1) it has full and absolute right, title, and interest in and to all elements of the Optigene Product Line to be licensed to GSI, including all Intellectual Property Rights associated therewith; and (2) Optigene has not granted a distribution license for its Product Line to any third party prior to the execution of this Agreement except as otherwise disclosed.

7.2 BY CAMPAMED: CampaMed hereby represents and warrants that: (1) it has full and absolute right, title, and interest in and to all elements of the CampaMed Product Line to be licensed to GSI, including all Intellectual Property Rights associated therewith; and (2) CampaMed has not granted a distribution license for its Product Line to any third party prior to the execution of this Agreement except as otherwise disclosed. It is understood and agreed that the agreements granting CampaMed rights to the Nicoplex and Thiol Test products are in process of finalization. Therefore, this Agreement, as pertains to those products, is subject to the final execution of those agreements.

7.3 BY DB: DB represents and warrants that it will provide all products and services (including, but not limited to the GSI Online Service) to GSI as set forth in Section 5 of this Agreement, and that all products and services will be provided in a good and workmanlike manner within the time frame set forth in the Development, Maintenance, and Management Agreement and in accordance with industry standards.

7.4 NO CIRCUMVENTION: At no time shall any party to this Agreement undertake any action that has the effect of circumventing the rights of GSI or any party to this Agreement as granted herein, or otherwise fail to act affirmatively when such failure has a similar affect of circumvention. Such prohibited actions and/or inactions include (but are not limited to) the creation of additional corporate entities to which rights and/or obligations may be assigned, or the deliberate failure to provide any and all rights, products, and/or services to GSI as required hereby.


SECTION 8. INDEMNIFICATION

8.1 DB INDEMNIFICATION: DB hereby agrees to indemnify and hold harmless Optigene and CampaMed, including their affiliates, subsidiaries, successors, assigns, officers, directors, agents, and employees, from and against any and all liabilities, damages, losses, expenses, claims, demands, suits, fines, or judgments (including, but not limited to, attorneys' fees, expert witness costs, court costs, and expenses) that may at any time be threatened against, suffered by, accrued against, charged to, or recoverable against them in any forum, by reason of DB's inexcusable failure to perform any material covenant set forth herein for the establishment of the Garra Sciences Distribution Program. For the purposes of this section, DB's failure to perform shall be considered excusable if such failure is due to circumstances beyond DB's influence or control (i.e., a force majeure event). With the exception of any liability to Optigene and CampaMed for personal injury or death caused by DB's negligence, DB's liability under this Agreement shall not exceed the value of the Founders' Stock received by DB, determined as of the time of the event giving rise to indemnification.

8.2 OPTIGENE INDEMNIFICATION: Optigene hereby agrees to indemnify and hold harmless DB and CampaMed, including their affiliates, subsidiaries, successors, assigns, officers, directors, agents, and employees, from and against any and all liabilities, damages, losses, expenses, claims, demands, suits, fines, or judgments (including, but not limited to, attorneys' fees, expert witness costs, court costs, and expenses) that may at any time be threatened against, suffered by, accrued against, charged to, or recoverable against them in any forum by reason of any alleged defect in the Optigene Product Line, including (but not limited to) a failure to design and manufacture the Optigene Product Line in accordance with applicable federal, state, and local regulations; Optigene's failure to obtain or maintain all permits and licenses required under law in relation to the manufacture of the Product Line or this Agreement, and any financial loss, injuries or death of persons or loss of, damage to, or destruction of property (including loss of use thereof) arising directly out of the distribution of Optigene products by or through GSI. With the exception of any liability to DB and CampaMed for personal injury or death caused by Optigene's negligence, Optigene's liability under this Agreement shall not exceed the value of the Founders' Stock received by Optigene, determined as of the time of the event giving rise to indemnification.

8.3 CAMPAMED INDEMNIFICATION: CampaMed hereby agrees to indemnify and hold harmless DB and Optigene, including their affiliates, subsidiaries, successors, assigns, officers, directors, agents, and employees, from and against any and all liabilities, damages, losses, expenses, claims, demands, suits, fines, or judgments (including, but not limited to, attorneys' fees, expert witness costs, court costs, and expenses) that may at any time be threatened against, suffered by, accrued against, charged to, or recoverable against them in any forum by reason of any alleged defect in the CampaMed Product Line, including (but not limited to) a failure to design and manufacture the CampaMed Product Line in accordance with applicable federal, state, and local regulations; CampaMed's failure to obtain or maintain all permits and licenses required under law in relation to the manufacture of the Product Line or this Agreement, and any financial loss, injuries or death of persons or loss of, damage to, or destruction of property (including loss of use thereof) arising directly out of the distribution of CampaMed products by or through GSI. With the exception of any liability to DB and Optigene for personal injury or death caused by CampaMed's negligence, CampaMed's liability under this Agreement shall not exceed the value of the Founders' Stock received by CampaMed, determined as of the time of the event giving rise to indemnification.

8.4 NOTIFICATION OF CLAIM: Each party shall give prompt written notice to the others of the receipt of any Claim or the commencement of any action which is or may be covered by the indemnities set forth above. Upon receipt of such notice, the party notified of the claim shall assume the defense thereof and the other party shall, if required for the purpose of such proceedings, lend its name thereto. The notifying party shall co-operate fully with the notified party in defending or settling such Claim, and shall perform all acts, execute all documents, and provide all information and documents as are reasonably necessary for the notified party to perform its obligation. The notifying party shall not compromise or settle any such Claim or any proceedings pursuant thereto without the notified party's prior written consent.


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
SECTION 9. TERM OF AGREEMENT

9.1 CLOSING OF JOINT VENTURE: This Agreement shall close concurrently with the Ancillary Agreements. DB shall have up to ninety (90) days following the closing of this Agreement in which to satisfy the fundraising requirements set forth in Section 5.1(a) of this Agreement, during which time each party shall continue to act in good faith with regard to the obligations set forth herein. In the event DB fails to provide the required funds in accordance with the timelines set forth in Section 5.1, the Joint Venture shall terminate, and no party hereto shall be under any further obligation or liability to any other party with respect to the Joint Venture and/or its termination, except that the parties shall be forever bound by the terms of Section 11.

9.2 EFFECTIVE PERIOD:

      (a) This Agreement shall become effective as of the date last set forth below and shall remain in effect for ninety (90) days following the establishment of the GSI Corporation (provided, however, that the Licenses referenced herein shall remain in full force and effect in perpetuity in accordance with their terms). However, the parties understand and agree that, following the establishment of the GSI Corporation, most of their rights and responsibilities with respect to the GSI Corporation and each other shall be set forth in and superseded by the bylaws, shareholders' agreements, and business agreements described elsewhere in this Agreement. Any rights and/or responsibilities not specifically superseded shall remain in full force and effect during the effective term of this Agreement or as otherwise set forth herein.

9.3 TERMINATION: Notwithstanding the effective period of this Agreement as set forth in this Section 9, the parties may mutually agree in writing to the early termination of this Agreement and the Joint Venture created thereby, at any time during the effective period hereof. In addition, in the event DB fails to provide the required funds in accordance with the timelines set forth in Section 5.1, the Joint Venture shall terminate, and no party hereto shall be under any further obligation or liability to any other party with respect to the Joint Venture and/or its termination, except that the parties shall be forever bound by the terms of Section 11. A termination under this subsection shall not be considered an Event of Default under Section 9.4 of this Agreement.

9.4 DEFAULT: The occurrence of any one or more of the following events shall constitute an event of default (the "Event of Default") pursuant to the terms of this Agreement:

      (a) Any party fails to timely, fully, and properly perform any material covenant, agreement, obligation, term, or condition contained herein, and such failure continues for a period of thirty (30) days after receipt by the defaulting party of written notice thereof from the other party.

      (b) Any party: (i) ceases to do business; (ii) takes any action or otherwise commences legal proceedings to declare bankruptcy, or to wind-up, liquidate, dissolve, or reorganize (other than a reorganization while solvent), or (iii) has appointed on its behalf a receiver, trustee, or similar officer.

9.5 RIGHTS UPON DEFAULT: Upon the occurrence of an Event of Default, the non-defaulting party shall have the right to: (i) continue this Agreement without the defaulting party; (ii) terminate this Agreement and the joint venture set forth herein; (iii) retain a third party to take on the responsibilities of the defaulting party as set forth herein until the default is cured; and/or (iv)


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
      seek all legal and equitable remedies to which it is entitled, including without limitation all actual and direct damages it may have suffered by virtue of the breach.

9.6 LIMITATION OF LIABILITY/CONSEQUENTIAL DAMAGES: Under no circumstances shall either party be liable to the other for lost profits, revenues, savings, or data, and any other consequential, indirect, special, or incidental damages that may arise from: (i) the creation and/or operation of the GSI Corporation as set forth in this Agreement; and (ii) a breach or default of the terms of this Agreement, including any damages which may arise under indemnities provided by either party under this Agreement, regardless of the parties' prior awareness of the potential for such loss.


SECTION 10: ASSIGNMENT

10.1 NO ASSIGNMENT: Except as specifically set forth in this Agreement, neither party shall sell, assign, license, franchise, sub license, or otherwise transfer or convey all or any part of this Agreement or the rights or obligations associated with the Joint Venture created hereby; or the services provided hereunder to any third person or entity without the express written consent of the other party in advance.

10.2 LIMITED RIGHT TO ASSIGN: Notwithstanding the preceding paragraph, any party may, upon thirty (30) days prior written notice to the other parties, assign this Agreement, in whole or in pertinent part, to any person or entity succeeding to the business of the assigning party whether by merger, acquisition, joint venture, or otherwise; provided that such person or entity shall have the financial and technical capacity to perform those obligations being assigned in the non-assigning parties' reasonable opinion. Upon assignment of this Agreement, appropriate modifications will be made where necessary to give effect to the terms of this Agreement.


SECTION 11. CONFIDENTIALITY

11.1 CONFIDENTIAL INFORMATION: The party which receives confidential information from the other party agrees to maintain such information in secrecy at all times, and to take reasonable steps, including such steps as it takes to protect its own proprietary information, prior to and after termination of this Agreement, to prevent the duplication or disclosure of any such confidential and proprietary information, other than by or to its own employees or agents who must have access to such information to perform such party's obligations hereunder. Information of either party shall not be subject to the obligations imposed by this Section if such information is publicly available or is lawfully obtained by the disclosing party from another source free of restrictions or is independently developed by the disclosing party.

11.2 NON-DISCLOSURE: Neither party shall use, sell, transfer, publish, disclose, display, or otherwise make available the confidential information of the other party to any third person, except as permitted or intended by the terms of this Agreement, or as may be required by applicable law, in which case the party from whom disclosure is sought shall:

      (i)   Promptly notify the other party;

      (ii) Use reasonable and lawful efforts to resist making any disclosure of confidential information not approved by such other party;


      (iii) Use reasonable and lawful efforts to limit the amount of confidential information to be disclosed pursuant to any such disclosure not approved by such other party; and

      (iv) Use its best efforts to obtain a protective order or other appropriate relief to minimize the further dissemination of any confidential information to be disclosed pursuant to any such disclosure not approved by such other party.

      Each party shall ensure that all its employees and agents recognize that the confidential information of the other party is subject to this non-disclosure obligation.

11.3 RETURN OF CONFIDENTIAL INFORMATION: Upon termination of this Agreement for any cause or reason: (i) each party shall deliver to the other party all of such other party's confidential information (including all copies thereof) then in its or in its agents' or affiliates' possession, and shall purge any copies thereof encoded or stored on magnetic or other electronic media or processors.

11.4 FINANCIAL INFORMATION: It is understood and agreed that, in light of DB's standing as a public company, any financial information pertaining to GSI (regardless of whether such information constitutes Confidential Information) shall not be released to any third party or to the public at large without the prior written consent of DB's Chief Financial Officer.

11.5 NO ADEQUATE REMEDY AT LAW: Each party acknowledges and agrees that the other party will have no adequate remedy at law if there is a breach or threatened breach of this Section and, accordingly, that the other party shall be entitled to an injunction against such breach. Nothing herein shall be construed as a waiver of any other legal or equitable remedies which may be available to either party if the other party breaches this Section.

11.6 PRESS RELEASES AND OTHER PUBLIC ANNOUNCEMENTS: It is understood and agreed that the execution of this Agreement and the establishment of the Joint Venture shall not be considered Confidential Information, and each party shall have the right to issue press releases and other public announcements concerning its involvement with the same, provided, however, that any press release which references any other Party or that Party's products and/or services shall be subject to the prior written approval of the party so referenced, which approval shall not be unreasonably upheld.


SECTION 12. INTELLECTUAL PROPERTY RIGHTS

12.1 OWNERSHIP: The parties understand and agree that, notwithstanding any licenses or other rights granted elsewhere herein, any and all rights associated with Intellectual Property developed by Optigene, CampaMed and/or DB, including, but not limited to, the Optigene Product Line, the CampaMed Product line, and any software, computer hardware, source code, object code and machine executable code are and shall remain the sole property of Optigene, CampaMed, and/or Digital Bridge, as was the case prior to the execution of this Agreement. The parties understand and agree that all other Intellectual Property rights associated with the establishment, development, and operation of the GSI Corporation, including any trade names, trademarks, trade dress, service marks, logos, slogans, software, computer hardware, processes, printed materials, and/or voice/television/internet advertising materials that are developed in connection therewith, shall become the property of the GSI Corporation. Notwithstanding the foregoing, upon the termination of the License, the License and all associated Intellectual Property rights shall revert to Optigene and/or CampaMed as set forth in Section 3 and 4 of this Agreement.

12.2 USE OF INTELLECTUAL PROPERTY: Each party shall have the right, without prior approval, to utilize the other parties' name, logo, and other Intellectual Property in connection with the marketing and promotion of GSI to third parties. The parties hereby agree to take reasonable steps to protect the Intellectual Property of the other party, including such steps as it takes to protect its own Intellectual Property, while promoting and marketing GSI.


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
SECTION 13. GENERAL PROVISIONS

13.1 NOTICES: Any notice or communication required under this Agreement to be made to either party shall be typewritten in English and shall be considered delivered when personally delivered, delivered by registered mail with confirmed receipt (postage prepaid), or delivered by overnight courier to the address of the party as set forth above. A notice sent by facsimile transmission shall be deemed to have been delivered on transmission provided that a copy of such notice was also sent via registered mail with confirmed receipt.

13.2 TITLES AND CAPTIONS: All article and section titles or captions in this Agreement are for convenience only. They shall not be deemed a part of this Agreement, and in no way define, limit, extend, or describe the scope or intent of any of its provisions.

13.3 BINDING EFFECT: This Agreement shall be binding upon and inure to the benefit of the Parties and their successors, legal representatives, and permitted assigns.

13.4 ENTIRE AGREEMENT: This Agreement constitutes the entire agreement between the parties hereto, and supersedes all prior and contemporaneous agreements, arrangements, negotiations, and understandings between the parties hereto relating to the subject matter hereof. There are no other understandings, statements, promises or inducements, oral or otherwise, contrary to the terms of this Agreement. No representations, warranties, covenants, or conditions, express or implied, whether by statute or otherwise, other than as set forth herein have been made by any party hereto.

13.5 NO WAIVER: No waiver of any term, provision, or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or shall constitute, a waiver of any other provision hereof, whether or not similar, nor shall any such waiver constitute a continuing waiver, and no waiver shall be binding unless executed by the party making such waiver.

13.6 PARTIES IN INTEREST: Nothing in this Agreement (whether express or implied) is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement, nor is anything in this Agreement intended to relieve or discharge the liability of any other party hereto, nor shall any provision hereof give any entity any right to subrogation against any party.

13.7 NO RELATIONSHIP BEYOND JOINT VENTURE: The relationship between the parties shall be limited to the performance of the terms and conditions of this Agreement. Nothing herein shall be construed to create a general partnership between the parties, or to authorize any party to act as a general agent for another, or to permit any party to bind another other than as set forth in this Agreement, or to borrow money on behalf of another party, or to use the credit of any party for any purpose.

13.8 BRANDING: Either party may use the other's Intellectual Property for advertising purposes with prior written approval, which shall not be unreasonably withheld. No party may make any unauthorized claims with regard to the other party's products; any such unauthorized claims shall absolve the other party of any liability in connection therewith.

13.9 COUNTERPARTS: This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.10 INVALIDITY OF PROVISIONS: If any provisions of this Agreement is or becomes wholly or partly invalid, illegal, or unenforceable:


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
      (a) the validity, legality, and enforceability of the remaining provisions shall continue in force unaffected, and

      (b) the parties shall meet as soon as possible and negotiate in good faith upon a replacement provision that is legally valid and that as nearly as possible achieves the objectives of the Agreement and produces an equivalent economic effect. A replacement provision shall apply as of the date that the replaced provision had become invalid, illegal, or unenforceable.

13.11 TRANSACTION EXPENSES: Each party shall pay its own fees and expenses (including legal and accounting fees) incident to the preparation and execution of this Agreement.

13.12 FORCE MAJEURE: Neither party shall be liable to the other in the event and to the extent that performance is delayed or prevented by any cause reasonably beyond such party's control, including, but not limited to, acts of God, public enemies, war, civil disorder, fire, flood, explosion, labor disputes, or any acts or orders of any governmental authority, inability to obtain supplies or materials (including, without limitation, computer hardware) or any delay or deficiency caused by the electrical or telephone line suppliers or other common carriers (herein referred to as "Force Majeure"). A party's failure to perform due to the existence of a Force Majeure event shall be excused only for so long as the Force Majeure event continues.

13.13 GOVERNING LAW/ARBITRATION: This Agreement shall be construed and governed in accordance with the laws of the United States and the State of New York. Any controversy or claim arising out of or relating to this agreement shall be determined by arbitration in accordance with the International Arbitration Rules of the International Arbitration Association. The number of arbitrators shall be three (3) and the place of arbitration shall be New York City, New York, and the language of the arbitration shall be in English. Arbitration proceedings shall take no more than three (3) days, and no party shall be entitled to conduct discovery in connection with any such arbitration.

13.14 FURTHER DOCUMENTS: The parties agree to execute such other documents as may be necessary to effectuate the purposes of this Agreement as set forth above.


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IN WITNESS WHEREOF, the parties have executed the Agreement as of the date last written below.



OPTIGENE-X, LLC                           DB CAPITAL MANAGEMENT, INC.

BY:                                       BY:
   ---------------------------               ----------------------------------

NAME: LAWRENCE DRAPPI                     NAME: JOHN C. FLANDERS
      ------------------------------            --------------------------------

TITLE:      PRESIDENT                           TITLE: CHIEF EXECUTIVE OFFICER
      ------------------------------                   ------------------------


DATE: JUNE 12, 2001                             DATE: JUNE 12, 2001
     -------------------------------                 --------------------------




CAMPAMED, LLC

BY:
   ---------------------------

NAME: DR. RONALD PERO
      ------------------------------
TITLE:      PRESIDENT
      ------------------------------
DATE: JUNE 12, 2001
      ------------------------------


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